EXHIBIT 99.1

Contacts:

Alexa Rudin	Derrick Nueman
Ask Jeeves Corporate Communications	Ask Jeeves Investor Relations
646-831-5774	510-985-7485
alexa@askjeeves.com	dnueman@askjeeves.com

Ask Jeeves Reports Third Quarter 2003 Results

-Ask Jeeves posts third quarter revenues of $27.2 million-

-Third quarter pro forma income from continuing operations of $0.09 per share-

-Third quarter GAAP income from continuing operations of $0.07 per share-

EMERYVILLE, Calif., October 22, 2003 — Ask Jeeves, Inc. (Nasdaq: ASKJ; “the Company”) today reported results for the third quarter ended September 30, 2003.

Revenues for the third quarter ended September 30, 2003 were $27.2 million. These third quarter results represent 71 percent growth over revenues of $15.9 million for the comparable year-ago quarter.

“This was a record quarter and it can be summed up by traffic growth and an increase in market share,” said Skip Battle, CEO of Ask Jeeves, Inc. “Our US queries grew by 33 percent year-over-year and by 39 percent in the UK. This strong growth in traffic was primarily due to improvements in our technology and enhancements to our site experience. We scaled our search index to 1.5 billion URLs to deliver more relevant search results. We also focused on developing Smart Search features that intuitively help users find information quickly and more easily,” continued Battle.

Pro forma income from continuing operations for the quarter was $5.1 million, or $0.09 per share. For the comparable year-ago quarter, Ask Jeeves’ pro forma loss from continuing operations was $1.7 million, or $0.04 per share. These pro forma results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. Ask Jeeves’ pro forma results are calculated by adjusting GAAP income (loss) from continuing operations to exclude the effects of amortization of other assets and certain other items as detailed in the accompanying table. Under GAAP, Ask Jeeves’ income from continuing operations for the third quarter of 2003 was $3.8 million, or $0.07 per share. This compares to a loss from continuing operations on a GAAP basis of $2.2 million, or $0.06 per share, for the comparable year-ago quarter. A table reconciling the Company’s pro forma income (loss) from continuing operations to GAAP income (loss) from continuing operations is included in the condensed consolidated financial statements in this release. Unless otherwise indicated, revenues and other metrics in this release are based on Ask Jeeves’ continuing operations. Ask Jeeves completed the sale of its Jeeves Solutions division on July 1, 2003.

Unrestricted cash, cash equivalents and marketable securities totaled $172.2 million on September 30, 2003.

For total operations (including discontinued operations), GAAP net income for the third quarter of 2003 was $6.3 million, or $0.11 per share, primarily due to the gain associated with the sale of our Jeeves Solutions division.

Business Outlook

The following business outlook contains forward-looking statements describing management’s current expectations for the future. The matters discussed in these forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed or referred to in the cautionary note below. Similarly, the forward-looking guidance provided in this press release is based on limited information available to Ask Jeeves at this time, which is subject to change. As a result of these uncertainties and information limits, Ask Jeeves’ actual results in the future may differ materially from management’s current expectations. Although management’s expectations may change after the date of this release, Ask Jeeves undertakes no obligation to revise or update the guidance below. The lack of any revision or update is not meant to imply continued affirmation of the guidance below. The pro forma guidance below has been calculated in a manner consistent with the pro forma historical data above.

Commenting on the Ask Jeeves’ business outlook, the Company’s CFO, Steve Sordello, said, “Our revenue and productivity metrics have been strong. We expect that we will be able to increase our investment in R&D and marketing for the remainder of the year and through 2004, while increasing pro forma earnings per share in 2004 by approximately 50 percent.”

Fourth Quarter Business Outlook

Ask Jeeves expects fourth quarter 2003 revenue to be approximately $30 million. Ask Jeeves expects to report pro forma income from continuing operations for the fourth quarter of 2003 of approximately $5.9 million, or approximately $0.10 per share. Ask Jeeves expects GAAP income from continuing operations in the fourth quarter of approximately $0.09 per share. The anticipated difference between fourth quarter GAAP and pro forma income of approximately $0.01 per share is expected to result primarily from amortization of other assets. Ask Jeeves expects diluted weighted average shares outstanding for the fourth quarter to be approximately 59 million shares.

2003 Business Outlook

For the year 2003, Ask Jeeves now anticipates revenues of approximately $105 million, pro forma income from continuing operations of approximately $0.36 per share, and GAAP income from continuing operations of approximately $0.42 per share. The anticipated difference between 2003 GAAP and pro forma income from continuing operations of approximately $0.06 per share is expected to result primarily from a one-time gain from the acquisition of the UK joint venture and amortization of other assets. Ask Jeeves had previously expected 2003 revenues of $102 million and pro forma income from continuing operations of $0.33 per share.

2004 Business Outlook

For the year 2004, Ask Jeeves anticipates revenues of approximately $135 million, pro forma income from continuing operations of approximately $0.55 per share, and GAAP income from continuing operations of approximately $0.51 per share. The anticipated difference between 2004 GAAP and pro forma income from continuing operations of approximately $0.04 per share is expected to result primarily from amortization of other assets.

Conference Call Scheduled for 5 p.m. Eastern time on October 22, 2003

Ask Jeeves will hold a conference call to discuss its third quarter results and its business outlook for the fourth quarter, the year 2003 and the year 2004 at 5 p.m. Eastern time on October 22, 2003. Interested persons can listen to a live broadcast of the conference call on the Internet at www.ask.com/investor. To listen to the live call, go to the web site at least fifteen minutes prior to the start time to download and install the necessary audio software. For those unable to listen to the live broadcast, a replay will be available one hour after the conclusion of the call at www.ask.com/investor for a period of three months. The financial and statistical information to be discussed during the conference call will be posted on Ask Jeeves Web site at www.ask.com/investor under the category “Earnings Releases.”

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. All statements regarding the future are forward-looking statements, including those statements regarding the Company’s potential for sustainable and profitable growth, the Company’s anticipated levels of R&D and marketing investment and all expectations regarding cash flow, net income, pro forma income, revenue growth and pro forma earnings per share in the future. The matters discussed in those statements are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: Ask Jeeves’ dependence on the Internet and its dependence on a single third-party paid placement provider; the risk of further vertical consolidation in the Internet search and keyword advertising markets; the risk that Ask Jeeves’ user base might migrate to other search engines or that its web traffic might otherwise decline; risks associated with rapid technological change; the risk that companies’ internet advertising budges might contract or grow at a slower pace; Ask Jeeves’ dependence on third parties for content, distribution and advertising delivery; potential lack of market acceptance of Ask Jeeves adverting products; introduction of new advertising products or search technologies by competitors; declines in the average selling price of Ask Jeeves’ advertising products; and adverse economic conditions in any of the major countries or markets in which Ask Jeeves does business or to which its web content is targeted. As a relatively short announcement, this press release cannot present a full discussion of such risks. Further information on risk factors that could affect Ask Jeeves’ financial results is included in its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange

Commission. Ask Jeeves encourages investors to read all of the disclosures in its SEC filings for a broader discussion of important factors that may be material to investors and may affect Ask Jeeves’ business, financial condition and results of operations.

About Ask Jeeves, Inc.

Ask Jeeves, Inc. is a provider of Web-wide search technologies, providing consumers with authoritative and fast ways to find relevant information to their everyday searches. Ask Jeeves deploys its search technologies on Ask Jeeves (Ask.com and Ask.co.uk), Teoma.com, and Ask Jeeves for Kids (AJKids.com). In addition to its Web sites, Ask Jeeves syndicates its monetized search technology and advertising units to a network of affiliate partners. Ask Jeeves is based in Emeryville, California, with offices in New York, Boston, New Jersey, Los Angeles and London.

For more information, visit http://www.Ask.com or call +1-510-985-7400.

NOTE: Ask Jeeves, Ask.com and Teoma are registered trademarks and Ask Jeeves for Kids is a trademark of Ask Jeeves, Inc.

ASK JEEVES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	(unaudited)

	September 30, 2003		September 30, 2002

Revenues	$27,176	100.0%	$15,886	100.0%
Cost of revenues	4,734	17.4%	4,585	28.9%

Gross profit	22,442	82.6%	11,301	71.1%
Operating expenses:
Product development	4,207	15.5%	3,367	21.2%
Sales and marketing	8,235	30.3%	6,384	40.2%
General and administrative	4,838	17.8%	3,417	21.5%

Total pro forma operating expenses	17,280	63.6%	13,168	82.9%

Pro forma operating income (loss)	5,162	19.0%	(1,867)	-11.8%
Interest and other income, net	654	2.4%	214	1.3%

Pro forma income (loss) before income tax provision	5,816	21.4%	(1,653)	-10.5%
Income tax provision	738	2.7%	—	0.0%

Pro forma income (loss) from continuing operations	$5,078	18.7%	$(1,653)	-10.5%

Basic pro forma income (loss) from continuing operations per share	$0.11	n.m.	$(0.04)	n.m.

Weighted average shares outstanding used in computing basic pro forma income (loss) from continuing operations per share	44,692,016	n.m.	41,087,722	n.m.

Diluted pro forma income (loss) from continuing operations per share	$0.09	n.m.	$(0.04)	n.m.

Weighted average shares outstanding used in computing diluted pro forma income (loss) from continuing operations per share	57,921,361	n.m.	41,087,722	n.m.

Revenues from related parties	$1,131		$1,131

RECONCILIATION OF PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS TO GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

Pro forma income (loss) from continuing operations	$5,078		$(1,653)
Cost of revenues	—		(1)
Amortization of other assets	(522)		(522)

	(522)		(523)
Product development	—		(3)
Sales and marketing	—		(6)
General and administrative	—		(5)
Amortization of other assets	(7)		(7)
Transaction costs	—		—

	(7)		(12)
Impairment and write off of long-lived assets	(702)		—
Restructuring costs	—		(73)
Gain on acquisition and dissolution of joint ventures	—		—
Interest and other income, net	(8)		35

Income (loss) from continuing operations	$3,839		$(2,235)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Nine Months Ended
	(unaudited)

	September 30, 2003		September 30, 2002

Revenues	$75,458	100.0%	$44,880	100.0%
Cost of revenues	14,692	19.5%	12,598	28.1%

Gross profit	60,766	80.5%	32,282	71.9%
Operating expenses:
Product development	11,004	14.6%	10,569	23.6%
Sales and marketing	22,262	29.5%	20,659	46.0%
General and administrative	13,387	17.7%	11,721	26.1%

Total pro forma operating expenses	46,653	61.8%	42,949	95.7%

Pro forma operating income (loss)	14,113	18.7%	(10,667)	-23.8%
Interest and other income, net	1,035	1.4%	794	1.8%

Pro forma income (loss) before income tax provision	15,148	20.1%	(9,873)	-22.0%
Income tax provision	1,408	1.9%	—	0.0%

Pro forma income (loss) from continuing operations	$13,740	18.2%	$(9,873)	-22.0%

Basic pro forma income (loss) from continuing operations per share	$0.32	n.m.	$(0.24)	n.m.

Weighted average shares outstanding used in computing basic pro forma income (loss) from continuing operations per share	43,422,327	n.m.	40,522,128	n.m.

Diluted pro forma income (loss) from continuing operations per share	$0.26	n.m.	$(0.24)	n.m.

Weighted average shares outstanding used in computing diluted pro forma income (loss) from continuing operations per share	53,424,494	n.m.	40,522,128	n.m.

Revenues from related parties	$3,394		$5,035

RECONCILIATION OF PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS TO GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

Pro forma income (loss) from continuing operations	$13,740		$(9,873)
Cost of revenues	(1)		(7)
Amortization of other assets	(1,566)		(1,633)

	(1,567)		(1,640)
Product development	(2)		(14)
Sales and marketing	(1)		(29)
General and administrative	(2)		(23)
Amortization of other assets	(22)		(22)
Transaction costs	(625)		—

	(649)		(45)
Impairment and write off of long-lived assets	(702)		(2,592)
Restructuring costs	—		(513)
Gain on acquisition and dissolution of joint ventures	6,356		974
Interest and other income, net	(28)		15

Income (loss) from continuing operations	$17,147		$(13,717)

Notes:

Amortization of other assets consists of the pro-rata expensing of intangibles from acquisitions, certain licensing fees, trademarks, and stock based compensation.
Transaction costs in 2003 related to certain merger and acquisition activities that did not come to fruition.
Impairment and write off of long-lived assets consists primarily of the write-off of obsolete equipment.
Restructuring costs in 2002 were a result of our actions to better align our cost structure with our then current and anticipated levels of business activities.
Gain on acquisition and dissolution of joint ventures consists of a gain from the acquisition of our UK joint venture in 2002 and 2003 and a gain from the dissolution of our Ask Jeeves en Espanol joint venture in 2003.
The adjustments to interest and other income, net consist of realized gains and losses on investments, losses on disposals of assets and miscellaneous income.

ASK JEEVES, INC.
PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS TO PRO FORMA EBITDA FROM
CONTINUING OPERATIONS AND GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended
	(unaudited)

	September 30, 2003		September 30, 2002

	Amount	Per Share	Amount	Per Share

Pro forma income (loss) from continuing operations	$5,078	$0.09	$(1,653)	$(0.04)
Depreciation	1,633	0.03	2,054	0.05
Interest and other income, net	(654)	(0.01)	(214)	(0.01)
Income tax provision	738	0.01	—	—

Pro forma EBITDA from continuing operations	6,795	0.12	187	0.00
Adjustments:
Depreciation	(1,633)	(0.03)	(2,054)	(0.05)
Interest and other income, net	654	0.01	214	0.01
Income tax provision	(738)	(0.01)	—	—
Cost of revenues	—	—	(1)	—
Amortization of other assets	(522)	(0.01)	(522)	(0.01)

	(522)	(0.01)	(523)	(0.01)
Product development	—	—	(3)	—
Sales and marketing	—	—	(6)	—
General and administrative	—	—	(5)	—
Amortization of other assets	(7)	—	(7)	—
Transaction costs	—	—	—	—

	(7)	—	(12)	—
Impairment and write off of long-lived assets	(702)	(0.01)	—	—
Restructuring costs	—	—	(73)	(0.01)
Gain on acquisition and dissolution of joint ventures	—	—	—	—
Interest and other income, net	(8)	—	35	—

Income (loss) from continuing operations	$3,839		$(2,235)

Weighted average shares outstanding used in computing diluted income (loss) from continuing operations per share	57,921,361	$0.07	41,087,722	$(0.06)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Nine Months Ended
	(unaudited)

	September 30, 2003		September 30, 2002

	Amount	Per Share	Amount	Per Share

Pro forma income (loss) from continuing operations	$13,740	$0.26	$(9,873)	$(0.24)
Depreciation	5,336	0.10	6,269	0.15
Interest and other income, net	(1,035)	(0.02)	(794)	(0.02)
Income tax provision	1,408	0.02	—	—

Pro forma EBITDA from continuing operations	19,449	0.36	(4,398)	(0.11)
Adjustments:
Depreciation	(5,336)	(0.10)	(6,269)	(0.15)
Interest and other income, net	1,035	0.02	794	0.02
Income tax provision	(1,408)	(0.02)	—	—
Cost of revenues	(1)	—	(7)	—
Amortization of other assets	(1,566)	(0.03)	(1,633)	(0.04)

	(1,567)	(0.03)	(1,640)	(0.04)
Product development	(2)	—	(14)	—
Sales and marketing	(1)	—	(29)	—
General and administrative	(2)	—	(23)	—
Amortization of other assets	(22)	—	(22)	—
Transaction costs	(625)	(0.01)	—	—

	(649)	(0.01)	(45)	—
Impairment and write off of long-lived assets	(702)	(0.01)	(2,592)	(0.07)
Restructuring costs	—	—	(513)	(0.01)
Gain on acquisition and dissolution of joint ventures	6,356	0.11	974	0.02
Interest and other income, net	(28)	—	15	—

Income (loss) from continuing operations	$17,147		$(13,717)

Weighted average shares outstanding used in computing diluted income (loss) from continuing operations per share	53,424,494	$0.32	40,522,128	$(0.34)

Note: Pro forma EBITDA from continuing operations is defined as pro forma income (loss) from continuing operations excluding depreciation, interest and other income, and income tax provision.

ASK JEEVES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2003	2002	2003	2002

Revenues	$27,176	$15,886	$75,458	$44,880
Cost of revenues	5,256	5,108	16,259	14,238

Gross profit	21,920	10,778	59,199	30,642
Operating expenses:
Product development	4,207	3,370	11,006	10,583
Sales and marketing	8,235	6,390	22,263	20,688
General and administrative	4,845	3,429	14,036	11,766
Impairment and write-off of long-lived assets	702	—	702	2,592
Restructuring costs	—	73	—	513

Total operating expenses	17,989	13,262	48,007	46,142

Operating income (loss)	3,931	(2,484)	11,192	(15,500)
Gain on acquisition and dissolution of joint ventures	—	—	6,356	974
Interest and other income/expense, net	646	249	1,007	809

Income (loss) before income tax provision	4,577	(2,235)	18,555	(13,717)
Income tax provision	738	—	1,408	—

Income (loss) from continuing operations	3,839	(2,235)	17,147	(13,717)
Discontinued operations
Loss from discontinued operations	—	(2,135)	(1,218)	(9,591)
Gain on sale of discontinued operations	2,482	—	2,482	—

Income (loss) from discontinued operations	2,482	(2,135)	1,264	(9,591)

Net income (loss)	$6,321	$(4,370)	$18,411	$(23,308)

Earnings per Share- Basic:
Income (loss) from continuing operations	$0.09	$(0.06)	$0.39	$(0.34)
Income (loss) from discontinued operations	$0.05	$(0.05)	$0.03	$(0.24)

Net income (loss) per share	$0.14	$(0.11)	$0.42	$(0.58)

Weighted average shares outstanding used in computing basic net income (loss) per share	44,692,016	41,087,722	43,422,327	40,522,128

Earnings per Share- Diluted:
Income (loss) from continuing operations	$0.07	$(0.06)	$0.32	$(0.34)
Income (loss) from discontinued operations	$0.04	$(0.05)	$0.02	$(0.24)

Net income (loss) per share	$0.11	$(0.11)	$0.34	$(0.58)

Weighted average shares outstanding used in computing diluted net income (loss) per share	57,921,361	41,087,722	53,424,494	40,522,128

Revenues from related parties	$1,131	$1,131	$3,394	$5,035

ASK JEEVES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,766	$27,613
Marketable securities	89,408	5,762
Restricted cash and marketable securities	—	11,065

Total cash, cash equivalents and marketable securities	172,174	44,440
Accounts receivable, net	11,894	7,600
Prepaid expenses and other current assets	3,692	2,272
Current assets of discontinued operations	—	2,699

Total current assets	187,760	57,011
Property and equipment, net	10,546	10,922
Intangible assets, net	1,361	2,948
Other long-term assets	4,434	1,295

Total assets	$204,101	$72,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$14,434	$8,209
Accrued compensation and related expenses	4,658	3,598
Accrued restructuring costs	1,355	1,892
Deferred revenue	6,220	8,633
Deferred gain on joint venture	—	6,226
Borrowings under line of credit	—	11,000
Current liabilities of discontinued operations	—	3,015

Total current liabilities	26,667	42,573
Convertible subordinated notes	115,000	—
Other liabilities	326	326

Total liabilities	141,993	42,899
Commitments and contingencies
Stockholders’ equity	62,108	29,277

Total liabilities and stockholders’ equity	$204,101	$72,176